Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K




   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


     We consent to the references to our firm under the caption "Financial Highlights" in the Class A, Class B, and Class C Shares' Prospectuses for the Federated Global Equity Fund, Federated International High Income Fund, Federated International Small Company Fund, Federated International Capital Appreciation Fund and Federated International Value Fund and under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, and Class C Shares' Statements of Additional Information for the Federated Global Equity Fund, Federated International High Income Fund, Federated International Small Company Fund, and Federated International Value Fund in Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A, No. 33-52149) of Federated World Investment Series, Inc., and to the incorporation by reference of our reports dated January 12, 2005 on Federated Global Equity Fund, Federated International High Income Fund, Federated International Small Company Fund, Federated International Capital Appreciation, and Federated International Value Fund (the five portfolios comprising Federated World Investment Series, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended November 30, 2004.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2005